                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            ------------------------

                               ORTHALLIANCE, INC.
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:

     [ ] Fee paid previously with preliminary materials:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                               ORTHALLIANCE, INC.
                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503


                                 April 28, 2000



Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of OrthAlliance, Inc. ("OrthAlliance") to be held on Thursday, June 1, 2000 at the Torrance Hilton Hotel, 21333 Hawthorne Blvd., Torrance, California 90503. The meeting will begin promptly at 9:00 a.m., local time.

     The items of business to be addressed at the Annual Meeting are listed in the attached Notice of Annual Meeting of Stockholders and are more fully described in the Proxy Statement provided herewith. In addition to these matters, members of management will report on OrthAlliance's operations, followed by a period for questions and discussion.

     Management hopes that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in OrthAlliance.

                                             Sincerely,




                                             Sam Westover
                                             President and
                                             Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OrthAlliance, Inc. (the "Company") will be held at the Torrance Hilton Hotel, 21333 Hawthorne Boulevard, Torrance, California 90503 on Thursday, June 1, 2000 at 9:00 a.m., local time, for the following purposes as more fully described in the Proxy Statement provided herewith:

     (1) To elect three (3) directors to serve until the 2003 Annual Meeting of Stockholders and one (1) director to serve until the 2001 Annual Meeting of Stockholders;

     (2) To consider and act upon a proposal to amend the 1997 Non-Employee Director Stock Plan to provide that (i) the Compensation Committee shall have authority and discretion to administer the Director Plan and to grant options to any director who is not a full-time employee of the Company ("Eligible Directors"), in addition to the automatic formula grants of options currently permitted in the Director Plan for Eligible Directors, (ii) the automatic annual formula grant of options to the Chairman of the Board, provided that the Chairman is an Eligible Director, be increased from options to acquire 10,000 shares of Class A Common Stock to options to acquire 20,000 shares of Class A Common Stock, and (iii) the number of shares of Class A Common Stock which may be issued subject to options granted under the Director Plan be increased from 200,000 to 500,000, subject to certain anti-dilution provisions set forth in the Director Plan;

     (3) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of Class A Common Stock and/or Class B Common Stock of the Company at the close of business on April 17, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders as of the close of business on April 17, 2000, will be available at the Annual Meeting for examination by any stockholder, his agent, or his attorney.

Torrance, California                  By Order of the Board of Directors,
April 28, 2000

                                      Paul H. Hayase
                                      Senior Vice President,
                                      General Counsel and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ORTHALLIANCE, INC.
                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000

     The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of OrthAlliance, Inc. (the "Company") will be held on Thursday, June 1, 2000, for the purposes set forth in the Notice of Annual Meeting of Stockholders attached hereto and as described herein. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When a proxy is properly executed and returned, the shares of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), and/or Class B Common Stock, $.001 par value per share ("Class B Common Stock") (Class A Common Stock and Class B Common Stock are sometimes hereinafter referred to collectively, as the "Common Stock") represented thereby will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares of Common Stock will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto (collectively, the "Proposals") and any other matter that may properly come before the Annual Meeting. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy to the Company or by voting in person at the Annual Meeting.

     Only holders of Common Stock of record as of the close of business on April 17, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 12,610,235 shares of Class A Common Stock and 249,292 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a class on all Proposals. Holders of Common Stock of record as of the close of business on the Record Date are entitled to cast one vote for each share held. No cumulative voting rights are authorized and dissenters' rights for Stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of Common Stock of the Company on or about April 28, 2000.

     The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. With respect to the other Proposals and any other matter that may properly come before the Annual Meeting, the approval of such Proposals or such other matter requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon. The New York Stock Exchange does not permit any of its member organizations to allow brokers who hold shares of Common Stock in street name to exercise discretionary voting power with respect to any proposal that authorizes the issuance of stock or options to purchase stock to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class of stock outstanding. However, brokers may exercise discretionary voting power for Proposals if the member organization has not received voting instructions by the date specified herein and the member organization has no knowledge of any contest as to the action and the action is adequately disclosed to the shareholders. Broker non-votes will not be counted as votes for or against the

Proposals. Abstentions with respect to a Proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote on any Proposal, including the election of directors.


                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides for up to nine (9) directors and divides the Board into three classes with the directors in each class serving a term of three years. The Company's Amended and Restated Bylaws (the "Bylaws") provide for the Company's Board of Directors (the "Board") to determine the actual number of directors and there are currently eight (8) directors serving on the Board. The terms of Craig L. McKnight, Sam Westover and Jonathan E. Wilfong, the Class III members, expire at the Annual Meeting. Mr. Westover has been nominated by the Nominating Committee of the Board to stand for re-election, and Dr. Larry D. Dormois and Dr. Stephen G. Tracey have been nominated for election, as directors at the Annual Meeting to serve until the 2003 Annual Stockholders' Meeting or until their successors are duly elected and qualified. In addition, Class I of the Board, whose members' terms expire at the 2001 Annual Stockholders' Meeting, has a vacancy. Mr. Craig
L. McKnight has been nominated for election to fill this position as director at the Annual Meeting to serve until the 2001 Annual Stockholders' Meeting or until his successor is duly elected and qualified.

     Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that any director nominee will be unavailable to serve as a director, if elected. However, if at the time of the Annual Meeting any nominee should be unable to serve or, for good cause, will not serve, the persons named proxies will vote as recommended by the Board to elect a substitute nominee recommended by the Board. In no event, however, will a proxy be voted to elect more than four (4) directors.

     Set forth below is information concerning the incumbent directors and the nominees for election or reelection to the Board to serve until the 2003 or 2001 Annual Meeting of Stockholders, respectively, or until their successors are duly elected and qualified. Such information includes for the nominees, and for each of the incumbent directors, certain biographical information, a brief description of each such individual's principal occupation and business experience during the past five years, and directorships of companies (other than the Company) presently held, which information has been provided by the respective individuals.

NOMINEES FOR ELECTION -- TERM EXPIRING 2003

     STEPHEN G. TRACEY, D.D.S., M.S. (age 41) has practiced orthodontics in the Upland, California area since 1986. Dr. Tracey graduated from Loma Linda University in 1986 with a M.S. degree in orthodontics and in 1983 with a D.D.S. degree. He is an Assistant Professor of Orthodontics at Loma Linda University School of Dentistry and a past Director of the California Association of Orthodontists.

     SAM WESTOVER (age 44) has served as a director, President and Chief Executive Officer of the Company since October 1996. From August 1993 until July 1996, Mr. Westover served as President and Chief Executive Officer of SysteMed Inc., a pharmacy benefit management company, where he also served as a director from July 1992 until February 1997. From January 1993 until August 1993, Mr. Westover served as Senior Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks, Inc., a health insurance company. Prior to joining Wellpoint, Mr. Westover served as Chief Financial Officer and Senior Vice President of Corporate Financial Services of Blue Cross of California, a position to which he was named in May 1990.

     LARRY D. DORMOIS, D.D.S., M.S. (age 48) has practiced pediatric dentistry in Memphis since 1987. Before that he was director of the Graduate Pediatric Dental Residency Program and interim Chairman of the Department of Pediatric Dentistry at the University of Tennessee College of Dentistry. He graduated from the University of Tennessee College of Dentistry in 1975 with a DDS degree and the Pediatric Dental Graduate Program in 1981 with a Master of Sciences in Pediatric Dentistry. He has been a member of the executive committee for LeBonheur Children's Medical Center since 1990.

     THE BOARD RECOMMENDS A VOTE FOR DR. STEPHEN G. TRACEY, SAM WESTOVER AND DR. LARRY D. DORMOIS TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEE FOR ELECTION - TERM EXPIRING 2001

     CRAIG L. MCKNIGHT (age 49) has been a director of the Company since completion of the initial public offering of Class A Common Stock (the "Offering") in August 1997. Since June, 1999, Mr. McKnight has served as Executive Vice President and Chief Financial Officer of Hillcrest Healthcare System, a not-for-profit healthcare system with inpatient facilities and clinics, including teaching hospitals. Previously, Mr. McKnight served from March 1995 to May, 1999, as Executive Vice President of Magellan Health Services ("Magellan"), a specialty managed care company, which was previously known as Charter Medical Corporation. Mr. McKnight practiced public accounting with Coopers & Lybrand, LLP from 1985 through 1995. From June 1994 to March 1995, Mr. McKnight was responsible for the Health Care Practice of Coopers & Lybrand, L.L.P. in California and Philadelphia, Pennsylvania.

     THE BOARD RECOMMENDS A VOTE FOR CRAIG L. MCKNIGHT TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

INCUMBENT DIRECTORS -- TERM EXPIRING 2001

     DOUGLAS D. DURBIN, D.M.D., M.S.D. (age 45) has been a director of the Company since the completion of the Offering in August 1997. Dr. Durbin has served as President of The Kentucky Center for Orthodontics, P.S.C. and its predecessors since 1983. Dr. Durbin is a member of the American Association of Orthodontics, the American Dental Association and the Kentucky Association of Orthodontists, a Diplomate of the American Board of Orthodontics and has served as President, Treasurer, and Secretary of the Bluegrass Dental Society. Dr. Durbin graduated from the University of Kentucky College of Dentistry with a D.M.D. degree in 1978 and received his M.S.D. and Certificate in Orthodontics from the University of Kentucky College of Dentistry in 1983.

     W. DENNIS SUMMERS (age 51) has been a director of the Company since completion of the Offering in August 1997. Effective after the 1999 Annual Meeting of Stockholders, Mr. Summers has been serving as Chairman of the Board. Mr. Summers is a principal in the Atlanta, Georgia office of McGuire, Woods, Battle & Boothe, L.L.P. ("McGuire Woods"), a national law firm, since August 1999, when he moved from his previous firm, Roberts, Isaf & Summers, P.C., to McGuire Woods. Prior to joining McGuire Woods, Mr. Summers served as a principal of the law firm of Roberts, Isaf & Summers, P.C. (and its predecessor firms) since 1984. Mr. Summers specializes in corporate and business matters.

INCUMBENT DIRECTORS-TERM EXPIRING 2002

     RANDALL K. BENNETT, D.D.S., M.S. (age 44), has served as a Director of the Company since its inception in October 1996. Dr. Bennett has practiced orthodontics in Salt Lake City, Utah since 1989 and he practiced in Beverly Hills, California from 1988 to 1989. Dr. Bennett graduated from Loma Linda University in 1988 with a M.S. degree in orthodontics and from the University of Alberta in 1981 with a D.D.S. degree.

     G. HARRY DURITY (age 53), has served as a Director of the Company since December 1998. Since August 1994, Mr. Durity has served as Corporate Vice President/Worldwide Business Development for Automatic Data Processing, Inc., a payroll service company. From 1992 to August 1994, Mr. Durity was Senior Vice President/Corporate Development for Revlon Consumer Products Company, a personal care products company, and prior thereto was Vice President/Corporate Development for RJR Nabisco, Inc., a consumer products company.

     RAYMOND G.W. KUBISCH, D.D.S., M.S.D., (age 55), has practiced orthodontics in the Seattle, Washington area since 1976. Dr. Kubisch graduated from Indiana University in 1968 with a Bachelor of Science in Marketing, and in 1974 graduated with a D.D.S. degree from Indiana University as Valedictorian. In 1976, Dr. Kubisch received his M.S.D. and Certificate in Orthodontics from the University of Washington. From 1986 to 1993, Dr. Kubisch was an Assistant Clinical Professor for the University of Washington.

     With the exception of Mr. Westover, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company; provided, however, that Dr. Bennett entered into a part-time employment arrangement with the Company effective February 20, 1998. Mr. Wilfong received compensation under consulting arrangements with the Company that expired in September 1997. There are no family relationships between any directors or executive officers.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1999, the Board met seven (7) times (including regularly scheduled and special meetings). All of the directors attended at least 75% of all meetings of the Board held during the period that they served as directors, except for Drs. Bennett and Durbin who each attended 71% of the meetings and Dr. Kubisch who attended 40% of the meetings. The Board also acted by written consent on two (2) occasions.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. McKnight, Summers, and Wilfong. Mr. Wilfong served as chairman of the Audit Committee during the prior year. The Audit Committee is responsible for (a) recommending to the Board the firm to be employed as independent auditors of the Company, and (b) meeting with the Company's independent auditors at least annually to review (i) the scope of audit and non-audit assignments and related fees, (ii) accounting principles used by the company in financial reporting, and
(iii) the adequacy of the Company's internal control procedures. During 1999, the Audit Committee held one (1) meeting.

     COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Wilfong, McKnight and Summers. Mr. Summers is chairman of the Compensation Committee. The Compensation Committee is responsible for (a) reviewing, approving, recommending and reporting to the Chief Executive Officer and the Board of Directors matters regarding the compensation of the Company's executive officers and other key employees and compensation levels or plans affecting the compensation of the Company's other employees and (b) administering the Company's 1997 Employee Stock Option Plan, 1997 Non-Employee Director Stock Plan, 1997 Orthodontist Stock Plan and 1999 Orthodontist Stock Option Plan. During 1999, the Compensation Committee held one (1) meeting and acted by unanimous written consent on fifty-eight (58) occasions.

     EXECUTIVE COMMITTEE. The Executive Committee currently consists of Dr. Bennett and Messrs. Durity, Summers, Westover and Wilfong. During 1999, the Executive Committee consisted of Messrs. Westover and Wilfong and Drs. Bennett and Durbin. The Executive Committee is authorized by the Board to take all action which may be delegated by the Board under the Delaware General Corporation Law. During 1999, the Executive Committee acted by unanimous written consent on five (5) occasions.

     NOMINATING COMMITTEE. The Nominating Committee currently consists of Dr. Durbin and Messrs. Durity and Summers. During 1999, the Nominating Committee was comprised of Messrs. Summers, Westover and Wilfong. The Nominating Committee is responsible for (a) recommending candidates for election to the Board, and (b) examining the performance of incumbent directors and making recommendations concerning the retention of such directors. During 1999, the Nominating Committee held one (1) meeting and acted by unanimous written consent on one occasion.

     Following the Annual Meeting the Board expects that it will reconsider the composition of each of these committees.

     The Bylaws require an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or the Nominating Committee, of candidates for election as directors (the "Nomination Procedure"), as well as for other stockholder proposals to be considered at annual stockholders' meetings. Notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director generally must be given not less than 120 nor more than 150 days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year and must contain: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age and residence address of the nominee; (iii) the principal occupation or employment of the nominee; (iv) the class, series and number of shares held of record, beneficially and by proxy, by the stockholder and the nominee as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice; and (v) such other information relating to the nominee proposed by such stockholder as is required to be included if the Company is then subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the written consent of each nominee to be named in the proxy statement and to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedure. Similar advance notice must be given of any other business which a stockholder proposes to bring before an annual meeting of stockholders. Such notice must contain (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Company's stock which are held of record, beneficially and by proxy by the stockholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) in connection with the proposing of such business by the stockholder, and (v) any material interest of the stockholder in such business. The purpose of requiring advance notice is to afford the Board an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by the Board, to inform stockholders about those matters. Although the advance notice provisions do not give the Board any power to approve or disapprove stockholder nominations or proposals for action by the Company, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by the Bylaws are not followed and the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

COMPENSATION OF DIRECTORS

     Members of the Board are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Pursuant to the 1997 Non-Employee Director Stock Plan, the Company made the following grants of options during 1999 to directors: Drs. Bennett, Durbin, Kubisch and Messrs. Durity, McKnight, Summers and Wilfong each received options to acquire 10,000 shares of Class A Common Stock.

                                   PROPOSAL 2:
                        APPROVAL OF THE AMENDMENT OF THE
                         1997 DIRECTOR STOCK OPTION PLAN

     The primary purpose of the Company's 1997 Director Stock Option Plan, as amended (the "Director Plan"), which was previously approved by the Board of Directors and the Stockholders, is to attract and retain directors of the Company. The Board has adopted and recommends that the Stockholders approve amendments to the Director Plan to provide that (i) the Compensation Committee shall have authority and discretion to administer the Director Plan and to grant options to any director who is not a full-time employee of the Company ("Eligible Directors"), in addition to the automatic formula grants of options currently permitted in the Director Plan for Eligible Directors, (ii) the automatic formula grant of options to the Chairman of the Board, provided that the Chairman is an Eligible Director, be increased from options to acquire 10,000 shares of Class A Common Stock to options to acquire 20,000 shares of Class A Common Stock, and (iii) the number of shares of Class A Common Stock which may be issued subject to options granted under the Director Plan be increased from 200,000 to 500,000, subject to certain anti-dilution provisions set forth in the Director Plan (the "Director Plan Amendment"). All other provisions of the Director Plan will remain unchanged.

     The material features of the Director Plan are described below.

ADMINISTRATION

     The Director Plan is a self-governing "formula" plan within the meaning of
Note 3 to Rule 16b-3 promulgated under the Exchange Act. Upon election or appointment, each Eligible Director receives options to purchase 10,000 shares of Class A Common Stock at an exercise price of 100% of the fair market value of the Class A Common Stock on the date of election or appointment and will receive additional options to purchase 10,000 shares of Class A Common Stock at an exercise price of 100% of the fair market value of the Class A Common Stock on the date of the annual meeting of stockholders for each year in which such director remains a director of the Company. Eligible Directors appointed mid-term receive a pro-rated initial grant of options, as determined by multiplying 10,000 by a fraction, the numerator of which is the number of months remaining until the next annual meeting of stockholders, and the denominator of which is 12. Under the amendment to the Director Plan, the Chairman of the Board shall receive options to purchase 20,000 shares of Class A Common Stock in lieu of such options to purchase 10,000 shares of Class A Common Stock on the same terms and conditions that such other Eligible Directors receive their options, provided the Chairman of the Board must be an Eligible Director in order to receive such options.

     In addition to such formula option grants, the Compensation Committee (composed solely of Non-Employee Directors as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will administer the Director Plan and may make discretionary grants to any Eligible Director. Subject to the provisions of and in accordance with the Director Plan, the Compensation Committee will have the power to (i) grant options, (ii) determine those directors to whom options will be granted, (iii) interpret the Director Plan, (iv) promulgate rules and regulations relating to the Director Plan, and (v) make all other determinations and take all other actions necessary or desirable for the administration of the Director Plan. Decisions of the Compensation Committee regarding interpretation and administration of the Director Plan are binding upon all interested persons.

TERMINATION AND AMENDMENT

     The Board has the right to amend the Director Plan at any time and from time to time and the right to terminate the Director Plan at any time, provided, however, that no such termination shall terminate any outstanding options granted under the Director Plan and provided further that no amendment to the Director Plan shall, without the written consent of a participant, adversely affect the rights of such participant with respect to any outstanding options granted under the Director Plan. No amendment to the Director Plan may be made without stockholder approval if stockholder approval is required for options granted thereunder to qualify or continue to qualify for exemption under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

     The class of persons eligible to participate in the Director Plan, as amended, will consist of all Eligible Directors of the Company.

STOCK SUBJECT TO THE PLAN

     As of April 19, 2000, 205,000 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Director Plan and no shares of Class A Common Stock remained available for the grant of future options under the Director Plan, provided that the reservation of 35,000 of these shares is subject to stockholder approval of the Director Plan Amendment. Current directors who are not executive officers have received options to acquire 185,000 shares of Class A Common Stock pursuant to the Director Plan, of which options to acquire 35,000 shares are subject to stockholder approval of the Director Plan Amendment. If the Director Plan Amendment is approved, an additional 295,000 shares of Class A Common Stock will be available for the grant of future options under the Director Plan. On April 7, 2000, subject to stockholder approval of the Director Plan Amendment, the Compensation Committee and the Board of Directors approved the grant of options to acquire 5,000 shares each of Class A Common Stock to Dr. Bennett, Dr. Durbin, Mr. Durity, Dr. Kubisch, Mr. McKnight, Mr. Summers and Mr. Wilfong at an exercise price of $6 per share and an expiration date of April 7, 2010. As of April 19, 2000, including the options described in the preceding sentence, Dr. Bennett, Dr. Durbin, Mr. McKnight, Mr. Summers and Mr. Wilfong had each received options to acquire 30,000 shares of Class A Common Stock pursuant to the Director Plan; Mr. Durity had received options to acquire 20,000 shares of Class A Common Stock pursuant to the Director Plan; and Dr. Kubisch had received options to acquire 15,000 shares of Class A Common Stock pursuant to the Director Plan.

TERMS

     All options under the Director Plan are non-qualified stock options ("NSOs"). With respect to the formula options granted to Eligible Directors, the Board has no discretion as to persons to whom options are granted, the timing of grants, number of shares subject to any option, the exercise price of any option, the periods during which any option may be exercised or the expiration date of any option. The exercise price for such formula options will be as described above, options will vest on the first anniversary of the date of the grant and the exercise period will be ten years from the date of the grant.

     With respect to the discretionary options granted to Eligible Directors, the Compensation Committee shall have the authority to grant options and set the exercise price of options granted; provided, however, that the exercise price of a share of Class A Common Stock subject to a NSO shall be no less than the fair market value of a share of Class A Common Stock on the date such NSO is granted. The Compensation Committee shall also establish the exercise period for each option grant, which period could not exceed ten years.

     An option granted under the Director Plan cannot be sold or transferred except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

     A participant in the Director Plan is not taxed on the grant of an option. Upon exercise, however, the participant generally recognizes ordinary income equal to the excess, if any, of the fair market value of the shares of stock transferred on the date of the exercise over the exercise price. The Company is generally entitled to an income tax deduction in the year of exercise in an amount equal to the ordinary income recognized by the participant. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code, unless an exemption for performance-based compensation under such section applies. Depending upon the period that the shares of stock were held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares when the option was exercised.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE DIRECTOR PLAN AMENDMENT.

                                   PROPOSAL 3:
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries for fiscal years 1997, 1998 and 1999 and has been appointed by the Audit Committee to continue in that capacity for the Company's fiscal year ending December 31, 2000, subject to ratification by the stockholders at the Annual Meeting. Should this firm be unable to perform the requested services for any reason or not be ratified by the stockholders, the Audit Committee will appoint other independent auditors to serve for the remainder of the year. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of March 31, 2000 for (i) directors of the Company, (ii) the Chief Executive Officer and each of the three most highly compensated executive officers of the Company (collectively the "Named Executive Officers"), (iii) the directors and executive officers of the Company as a group and (iv) each person who is a stockholder of the Company holding more than a five percent (5%) interest in the Company.

                                                                                      NUMBER OF
                                             NUMBER OF SHARES                         SHARES OF       PERCENT OF
                                                OF CLASS A                             CLASS B     CLASS B COMMON
                                               COMMON STOCK      PERCENT OF CLASS    COMMON STOCK      STOCK
                                               BENEFICIALLY       A COMMON STOCK     BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                         OWNED(1)       BENEFICIALLY OWNED     OWNED(1)        OWNED
------------------------                     ----------------   ------------------   ------------   --------------

Goldman Sachs Asset Management, a separate
  operating division of Goldman Sachs & Co.       1,503,400(2)        10.7%              ----           ----
     1 New York Plaza
     New York, NY 10004

Sam Westover                                        396,814(3)         3.1%             33,000          13.2%

James C. Wilson                                      15,000(4)          *                 ----           ----

Paul H. Hayase                                      128,204(5)         1.0%              6,000           2.4%

Stephen M. Toon                                      51,677(6)          *                 ----            ---

Randall K. Bennett, D.D.S., M.S.                    353,396(7)         2.7%             24,000           9.6%

Douglas D. Durbin, D.M.D., M.S.D.                   110,068(8)          *                1,062             *

G. Harry Durity                                       5,000(9)          *                 ----           ----

Raymond G.W. Kubisch, D.D.S., M.S.D.                      0             *                 ----           ----

Craig L. McKnight                                    15,000(10)         *                 ----           ----

W. Dennis Summers                                    15,000(10)         *                 ----           ----

Jonathan E. Wilfong                                 470,762(11)        3.6%             15,930           6.4%

Robert N. Pickron, D.D.S.                           926,104(12)        6.8%             91,632            35%

All executive officers & directors as a           3,990,425           24.0%            174,667          67.8%
group (12 persons)

--------------------------
   *     Less than 1.0%.

 (1) Based on an aggregate of 12,610,235 shares of Class A Common Stock and 249,242 shares of Class B Common Stock issued and outstanding as of March 31, 2000. Includes shares of Class A Common Stock that may be acquired upon the exercise of stock options and warrants exercisable within 60 days. Each share of Class B Common Stock automatically converts into 8 shares of Class A Common Stock upon the attainment of certain average closing price calculations for the Class A Common Stock in 5 increments of 20% each. If not converted on or before August 21, 2003, each share of Class B Common Stock automatically converts into 1 share of Class A Common Stock. Each person named above has sole voting and dispositive power with respect to all shares listed opposite such person's name, except as otherwise noted. The address of all persons listed, except Goldman Sachs Asset Management, Mr. Wilfong and Dr. Pickron, is 21535 Hawthorne Boulevard, Suite 200, Torrance, California 90503.
(2) The business address of Goldman Sachs Asset Management ("GSAM") is 1 New York Plaza, New York, New York 10004. Share ownership for GSAM, a separate operating division of Goldman, Sachs & Co. is as of February 10, 2000 and was obtained from a Schedule 13G/A, dated December 31, 1999, filed with the Securities and Exchange Commission. GSAM has sole voting power with respect to 1,174,000 shares and sole dispositive power with respect to 1,503,400 shares.
(3) Includes 250,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
(4) Consists of 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
(5) Includes 107,500 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
(6) Includes 49,677 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
(7) Includes 55,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within sixty days pursuant to the Employee Plan and 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
(8) Includes 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan. This amount also includes 1,600 shares of Class A Common Stock that are indirectly owned.
(9) Consists of 5,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
(10) Consists of 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
(11) The business address of Mr. Wilfong is 536 Manor Ridge Drive, N.W., Atlanta, Georgia 30305. Includes 318,750 shares of Class A Common Stock subject to warrants that are currently exercisable and 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan. The 470,762 shares of Class A Common Stock also includes 26,300 shares of Class A Common Stock that are indirectly held by Mr. Wilfong through a Keogh account and a retirement plan. The 15,930 shares of Class B Common Stock includes 1,600 shares of Class B Common Stock gifted by Mr. Wilfong's to nieces and a nephew and held by such nieces and nephew for their benefit. Mr. Wilfong disclaims beneficial ownership of the 1,600 shares of Class B Common Stock held by his nieces and nephew.
 (12) The business address of Dr. Pickron is 3294 Medlock Bridge Road, Building A, Norcross, Georgia 30092. Class A Common Stock share ownership of Dr. Pickron is as of December 31, 1998 and was obtained from a Schedule 13G/A, dated December 31, 1998, filed with the Securities and Exchange Commission March 26, 1999. Excludes 84,252 shares of Class A Common Stock held in separate trusts by a third party trustee for the benefit of each of Dr. Pickron's children and a niece. The 91,632 shares of Class B Common Stock includes 12,036 shares of Class B Common Stock held in separate trusts by a third party trustee for the benefit of each of Dr. Pickron's children and a niece. Dr. Pickron disclaims beneficial ownership of the shares of Common Stock held in such trusts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation paid to the Company's Chief Executive Officer and each of the Named Executive Officers whose salary and bonus compensation for the year ended December 31, 1999 exceeded $100,000.

                                                                                               LONG-TERM
                                                     ANNUAL COMPENSATION                      COMPENSATION
                                   -----------------------------------------------------      ------------

                                                                              OTHER            SECURITIES
            NAME AND                                                         ANNUAL            UNDERLYING          ALL OTHER
       PRINCIPAL POSITION          YEAR    SALARY($)(1)   BONUS($)(2)    COMPENSATION($)       OPTIONS(#)       COMPENSATION($)
       ------------------          ----    ---------      -----------    ---------------       ----------       ---------------

Sam Westover.................     1999          257,500        103,000              -----        100,000             -----
    President and Chief           1998          250,000        117,857              -----        100,000             -----
    Executive Officer             1997           84,615         75,000         271,461(3)        300,000             -----

Paul H. Hayase............        1999          169,950         67,980              -----        100,000             -----
   Senior Vice President-         1998          165,000         77,786              -----         75,000             -----
   Human                          1997           55,846         49,500         172,647(3)         75,000             -----
   Resources
   General Counsel and Secretary

James C. Wilson..............     1999          174,996         32,083              -----         75,000             -----
   Senior Vice President-Chief    1998            -----          -----              -----          -----             -----
   Financial Officer              1997            -----          -----              -----          -----             -----

Stephen M. Toon..........         1999          186,850         74,740         115,948(4)         72,015
   Senior Vice President          1998           63,327         92,500              -----         75,000             -----
   Chief Development              1997             ----          -----              -----          -----             -----
   Officer

----------------------
(1)  Represents annual salary.
(2)  Represents annual bonuses earned for the periods indicated.
(3) Represents fees for consulting services provided to Premier Orthodontic Group, Inc., which company merged with and into the Company.
(4)  Represents commission payments for practice affiliations paid during 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock option grants for the year ended December 31, 1999 to the Chief Executive Officer and each of the Named Executive Officers:

                                               INDIVIDUAL GRANTS
                       ----------------------------------------------------------------
                           NUMBER OF      PERCENT OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                          SECURITIES     OPTIONS GRANTED TO                                AT ASSUMED ANNUAL RATES OF
                          UNDERLYING        EMPLOYEES IN        EXERCISE                    STOCK PRICE APPRECIATION
                        OPTIONS GRANTED      FISCAL 1999       PRICE PER     EXPIRATION        FOR OPTION TERM (1)
                                                                 SHARE          DATE             5%            10%
                       ----------------  ------------------    ----------    ----------    --------------------------

Sam Westover                    100,000        20.77%                $7.38    03/19/09         1,202,124     1,914,182

Paul H. Hayase                  100,000        20.77%                $7.38    03/19/09         1,202,124     1,914,182

James C. Wilson                  75,000        15.58%                $7.44    017/19/09          908,923     1,447,308

Stephen M. Toon                   1,305         0.27%               $11.00    01/01/09            23,383        37,233
                                  2,519         0.52%               $10.69    01/13/09            43,863        69,845
                                  2,765         0.57%               $11.00    01/31/09            49,543        78,889
                                  1,423         0.30%               $10.50    02/24/09            24,338        38,754
                                  3,120         0.65%                $8.13    03/09/09            41,318        65,792
                                  1,141         0.24%                $7.63    03/17/09            14,181        22,581
                                  2,782         0.58%                $8.00    03/22/09            36,253        57,726
                                  2,123         0.44%                $7.75    03/25/09            26,801        42,675
                                    646         0.13%                $7.94    03/29/09             8,355        13,304
                                  2,246         0.47%                $7.75    03/31/09            28,353        45,148
                                    378         0.08%                $7.75    04/07/09             4,772         7,598
                                  1,890         0.39%                $7.63    04/23/09            23,490        37,404
                                  1,648         0.34%                $7.31    05/03/09            19,623        31,247
                                  1,913         0.40%                $7.38    05/17/09            22,997        36,618
                                  1,972         0.41%                $7.19    06/21/09            23,096        36,776
                                 12,813         2.66%                $7.38    06/30/09           154,028       245,264
                                  1,637         0.34%                $7.44    07/19/09            19,839        31,590
                                    851         0.18%                $7.44    07/20/09            10,313        16,422
                                  7,002         1.45%                $6.50    09/07/09            74,136       118,049
                                  1,023         0.21%                $7.13    09/15/09            11,881        18,919
                                  6,722         1.40%                $7.25    09/30/09            79,383       126,405
                                    366         0.08%                $6.94    11/15/09             4,137         6,588
                                    619         0.13%                $7.25    12/03/09             7,310        11,640
                                  9,002         1.87%                $6.25    12/30/09            91,646       145,930
                                  4,109         0.85%                $6.25    12/31/09            41,832        66,611

------------------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Class A Common Stock appreciates over the option term, no value will be realized from the option grants made to the Chief Executive Officer or the Named Executive Officers.

     The following table sets forth certain information with respect to the value of unexercised in-the-money options held by the Named Executive Officers of the Company at December 31, 1999. No options were exercised by the Named Executive Officers of the Company during 1999.

                                  SECURITIES UNDERLYING                               VALUE OF
                                        NUMBER OF                                    UNEXERCISED
                                       UNEXERCISED                                  IN-THE-MONEY
                                         OPTIONS                                       OPTIONS
                                      AT FY-END (#)                               AT FY-END ($)(1)
                                  ----------------------                          ----------------

        NAME                    EXERCISABLE           UNEXERCISABLE       EXERCISABLE          UNEXERCISABLE
        ----                    -----------           -------------       -----------          -------------

Sam Westover                        220,000                 280,000            0                     0
Paul H. Hayase                       80,000                 170,000            0                     0
James C. Wilson                      15,000                  60,000            0                     0
Stephen M. Toon                      44,403                 102,612            0                     0

----------------------
(1) Based on a closing price of $6.25 per share of Class A Common Stock on December 31, 1999, none of the options were in-the-money.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

     The Company entered into employment agreements, each dated May 13, 1997, with Messrs. Westover and Hayase providing for annual base salaries of $250,000 and $165,000, respectively, with each person being eligible for a cash bonus of up to 30% of his base salary (the "Employment Agreements"). Additionally, the Employment Agreements provided for the grant of options for the purchase of Class A Common Stock to each of Messrs. Westover and Hayase for 300,000 and 75,000 shares, respectively, which such options (i) vested 20% on August 21, 1997 and (ii) will vest 20% per year on the first through the fourth anniversary dates thereof. These options expire ten years from the date of grant and are exercisable at $12.00 per share.

     Each Employment Agreement is for an initial term of five years with an automatic renewal for successive 1 year terms unless prior notice of termination is provided. The Company may terminate an Employment Agreement (i) for cause,
(ii) without cause upon 30 days prior notice, or (iii) upon death or disability of the employee. The employee may terminate the Employment Agreement within 120 days after a constructive termination (as defined therein). If the employee is terminated by the Company without cause or the employee terminates the Employment Agreement within 120 days following a constructive termination, the Company is required to pay such employee a lump sum severance equal to 2 times the applicable annual base salary. Each Employment Agreement provides that if the employee is terminated within a twelve-month period following a change in control of the Company (as defined therein), the Company will pay such employee three times the sum of (i) the employee's annual base compensation, plus (ii) the maximum possible cash bonus for such year. In addition, upon a change in control, the Company will pay the employee any accrued salary, benefits or reimbursements and the employee's options will fully vest and become immediately exercisable for the longer of (i) 90 days from the change in control or (ii) the time period specified in the stock plan. Each Employment Agreement prohibits the employee from competing with the Company for a period of 2 years following termination of employment.

     The Company entered into a letter agreement with Mr. Wilson on June 16, 1999 providing for an annual base salary of $174,996, and a cash bonus of up to 40% of his annualized base salary. Additionally, the Company granted Mr. Wilson an option to purchase 75,000 shares of Class A Common Stock, with a vesting schedule consistent with the vesting schedule described above for the Employment Agreements.

     The Company entered into a letter agreement with Mr. Toon on May 22, 1998 providing for an initial base salary of $185,000 with a guaranteed management bonus in the amount of $92,500, and such bonus was paid in February of 1999. Thereafter, Mr. Toon is eligible to receive a bonus of up to 40% of his base salary, subject to the approval of the Board of Directors and the achievement of certain financial goals of the Company established by the Board of Directors and management. Additionally, the Company granted Mr. Toon an option to purchase 75,000 shares of Class A Common Stock, 20% of which vested on the date of grant, and 20% of which vests on each anniversary of the grant date. The letter agreement term is for a two year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Wilfong, Summers and McKnight. Mr. McKnight and Summers are not and have not been officers or employees of the Company or any of its subsidiaries. A predecessor of the Company, U.S. Orthodontic Care, Inc. ("USOC"), entered into a consulting agreement with Newfound Capital Associates ("Newfound") and Newfound's president, Mr. Wilfong. The Company succeeded to the rights and obligations of USOC with respect to this agreement upon the merger of USOC with and into the Company and Mr. Wilfong entered into a separate consulting agreement with the Company whereby Mr. Wilfong agreed to provide financial and general business services to the Company in return for consulting fees of $300,000. In addition to the consulting fees, the Company granted Mr. Wilfong a warrant to purchase 150,000 shares of Class A Common Stock at an exercise price of $12.00 per share. A warrant granted to Mr. Wilfong to purchase 168,750 shares of USOC's common stock was converted in such merger to a warrant to purchase 168,750 shares of Class A Common Stock at $11.16 a share. Both warrants are exercisable for five
(5) years from August 21, 1997. Mr. Wilfong's consulting agreements terminated on September 30, 1997.

                              CERTAIN TRANSACTIONS

     Dr. Randall Bennett, a director and shareholder, serves as Chairman of the OrthAlliance Clinical Advisory Committee as an independent contractor at the rate of $2,000 per month. In addition, Dr. Bennett assists in the development and improvement of OrthAlliance's orthodontic programs, procedures and training materials as a part-time employee of OrthAlliance Properties, Inc. for a salary of $2,000 per month. On April 7, 1998, the Company loaned $49,885 to Randall K. Bennett, D.D.S., M.S., P.C. of which Dr. Bennett, a director of the Company, is the 100% owner to purchase office equipment. Interest in the loan accrues at the prime rate plus 10% and the term of the loan is thirty-six months. At March 31, 2000, principal in the amount of $18,003.08 was outstanding.

     W. Dennis Summers, Esq., Chairman of the Board of Directors, is a partner of the law firm McGuire, Woods, Battle & Boothe, L.L.P. ("McGuire Woods"). OrthAlliance has retained McGuire Woods to assist with certain transactions, including, but not limited to, the Purchase and Sale Agreement dated February 29, 2000 by and among OrthAlliance, New Image Orthodontic Group, Inc. and OrthAlliance New Image, Inc.

     Effective March 1, 2000, OrthAlliance acquired substantially all of the assets of New Image Orthodontic Group, Inc. ("New Image"). The consideration paid to New Image included approximately $5.5 million in cash, the issuance of approximately $12.9 million in promissory notes to New Image and the assumption of approximately $13.4 million in indebtedness from New Image. At the time of the sale, New Image was controlled by certain entities which OrthAlliance believes are affiliated with Goldman Sachs Asset Management. Goldman Sachs Asset Management has reported beneficially owning 10.7% of OrthAlliance's Class A Common Stock. See "Common Stock Ownership by Management and Principal Stockholders." The purchase price in the New Image acquisition was determined in arms'-length negotiations between officers and directors of OrthAlliance, on one hand, and officers and directors of New Image, on the other hand. OrthAlliance believes the purchase price is within the range of purchase prices generally paid by OrthAlliance and similar companies for similar assets and rights related to orthodontic practices.


                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. None of the members of the Committee are officers or employees of the Company, although Mr. Wilfong served as a consultant to the Company until September 30, 1997.

EXECUTIVE COMPENSATION PROGRAM

     The Committee believes that a portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

     Base Salary and Bonus. Base salaries for Messrs. Westover and Hayase are paid pursuant to the Employment Agreements and the base salary for Messrs. Toon and Wilson is paid pursuant to Letter Agreements.

     Each of Messrs. Westover, Hayase, Wilson and Toon is eligible for an annual cash bonus of up to forty percent (40%) of his annualized base salary. The individual bonus percentages for 1999 were established by the Committee based upon each officer's level of responsibility within the Company and his contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the Committee and may be adjusted in accordance with these factors or others that the Committee determines to be relevant at the time.

     The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to improve the current profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short-term profitability but may not always be in the long-term best interest of the Company.

     Long-Term Incentives. The Committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for the Company to provide long-term incentive awards to motivate the executive officers to improve long-term profitability of the Company and create value for the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Compensation arrangements for Mr. Westover as President and Chief Executive Officer were determined based on his Employment Agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts. The Committee noted the growth of the Company, attainment of financial objectives and the increase in Mr. Westover's responsibilities related thereto.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

     The Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in the best interests of the Company and its stockholders. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                               COMPENSATION COMMITTEE

                                               W. Dennis Summers, Chairman
                                               Jonathan E. Wilfong
                                               Craig L. McKnight

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                          STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in cumulative stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the Common Stock since August 21, 1997 with the cumulative total return on the Nasdaq Stock Market Index and Nasdaq Health Services Stock Index. The stock price performance graph assumes an investment of $100 in the Company on August 21, 1997 and an investment of $100 in the two (2) indexes on August 21, 1997 and further assumes the reinvestment of all dividends. Stock price performance, presented monthly for the period from August 21, 1997 through December 31, 1999 is not necessarily indicative of future results.


                                                                          Cumulative Total Return
                             ------------------------------------------------------------------------------------------------------
                             8/21/97     8/97     9/97    10/97   11/97   12/97     1/98     2/98     3/98     4/98    5/98    6/98

ORTHALLIANCE, INC.            100.00   115.63   122.92   112.50   92.71   76.04    90.63   107.29   116.67   130.21  120.31  120.83
NASDAQ STOCK MARKET (U.S.)    100.00    99.85   105.75   100.27  100.78   99.16   102.29   111.89   116.02   117.99  111.52  119.38
NASDAQ HEALTH SERVICES        100.00    98.43   106.74    99.76   95.40   95.93    93.36   101.93   105.24   105.07   95.87   95.63


                                                                          Cumulative Total Return
                             -----------------------------------------------------------------------------------------------------
                               7/98    8/98     9/98     10/98    11/98    12/98    1/99    2/99    3/99     4/99    5/99    6/99
ORTHALLIANCE, INC.            95.83   75.00    67.71     87.50    94.79    91.67   91.67   75.00   64.58    60.42   62.50   61.46
NASDAQ STOCK MARKET (U.S.)   118.12   94.96   108.08    112.49   123.58   139.39  159.89  145.55  156.14   160.53  156.83  170.84
NASDAQ HEALTH SERVICES        81.95   64.09    72.43     78.31    75.91    82.26   77.91   70.63   72.77    76.42   82.07   90.51



                                          Cumulative Total Return
                             -------------------------------------------------
                               7/99     8/99    9/99   10/99   11/99    12/99

ORTHALLIANCE, INC.            61.46    52.60   60.42   53.13   72.92    52.08
NASDAQ STOCK MARKET (U.S.)   168.35   175.02  174.73  187.43  207.43   252.18
NASDAQ HEALTH SERVICES        78.27    70.27   67.31   57.47   60.83    67.18


-------------------------

*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, the Company believes that all filings were timely.

ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of the Company for the year ended December 31, 1999, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                               OrthAlliance, Inc.
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                          Attention: Investor Relations

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company on or before December 29, 2000 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, should any additional matters come before the Annual Meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by 1 or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                            By Order of the Board of Directors,



                                            Paul H. Hayase
                                            Secretary
Torrance, California
April 28, 2000

                               ORTHALLIANCE, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            ON THURSDAY, JUNE 1, 2000

     The undersigned hereby appoints Sam Westover and Paul H. Hayase and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Class A Common Stock and Class B Common Stock of OrthAlliance, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 1, 2000, at 9:00 a.m., local time, at the Torrance Hilton Hotel, 21333 Hawthorne Boulevard, Suite 200, Torrance, California 90503, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

          1. To elect three (3) directors to serve until the 2003 Annual Meeting of Stockholders and to elect one (1) director (Craig L. McKnight) to serve until the 2001 Annual Meeting of Stockholders, as described in the Proxy Statement:

                   Larry D. Dormois, D.D.S., M.S.
                   Craig L. McKnight
                   Stephen G. Tracey, D.D.S., M.S.
                   Sam Westover


[ ] FOR all nominees (except as               [ ] WITHHOLD AUTHORITY to vote
    marked to the contrary below)                 for all nominees listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
 A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


     2. To approve the amendments to the 1997 Director Stock Option Plan as described in the Proxy Statement:

          [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

     3. To ratify appointment of Arthur Andersen LLP as the Company's independent public accountants:

          [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

(CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

                                            Date:                        , 2000
                                                 ------------------------


                                            -----------------------------------
                                                        (Signature)


                                            -----------------------------------
                                                 (Signature if held jointly)


                                            -----------------------------------
                                            (Title or authority, if applicable)



                                            Please sign exactly as your name or
                                            names appear hereon. Where more than
                                            one owner is shown above, each
                                            should sign. When signing in a
                                            fiduciary or representative
                                            capacity, please give full title.
                                            If this proxy is submitted by a
                                            corporation, it should be executed
                                            in the full corporate name by a duly
                                            authorized officer. If a
                                            partnership, please
                                            sign in partnership name by
                                            authorized person.


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 1, 2000. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                  Attachment A
                                  ------------





                                ORTHALLIANCE, INC

                         1997 DIRECTOR STOCK OPTION PLAN

                               ORTHALLIANCE, INC.
                         1997 DIRECTOR STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

     1.1 "Board" shall mean the Board of Directors of the Company.

     1.2 "Chairman of the Board" shall mean any Eligible Director who is the Chairman of the Board of the Company.

     1.3 "Change in Control" shall mean the occurrence of either of the following events:


          (a) any of the following events:

               (i)  the dissolution or liquidation of the Company; or

               (ii) a reorganization, merger or consolidation of the Company with one or more other corporations (except with respect to a transaction, the sole purpose of which is to change the domicile or name of the Company), as a result of which the Company ceases to exist or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding equity securities of the Company); or

              (iii) a sale of all or substantially all of the Company's assets;
                    or

          (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a stockholder of the Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of Directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.

     1.5 "Committee" shall mean a committee of at least two (2) Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options granted to an individual who is also a
Section 16 Insider, the Committee shall consist of at least two (2) Directors (who need not be members of the Committee with respect to Options granted to any other individuals) who are Non-Employee Directors (within the meaning of Rule 16b-3), and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

     1.6 "Company" shall mean OrthAlliance, Inc., a Delaware corporation.

     1.7 "Director" shall mean a member of the Board.

     1.8 "Disabled Optionee" shall mean an Optionee who suffers a Disability.


     1.9 "Disability" shall mean shall mean a physical or mental infirmity which impairs an Optionee's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected by agreement between the Company and the Optionee or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the Optionee).

     1.10 "Discretionary Grant" shall mean all Options issued to Eligible Directors at the discretion of the Committee pursuant to Section 5.3 of this Plan.

     1.11 "Eligible Director" shall mean a member of the Board who is not a full-time employee of the Company.

     1.12 "Eligible Director Grant" shall mean those non-discretionary Options that are automatically issued to Eligible Directors pursuant to Section 5.2 of this Plan.

     1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any applicable corresponding provision of future law.

     1.14 "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement, determined in accordance with Section 5.3 of this Plan.

     1.15 "Fair Market Value" on any date shall mean (i) the average closing sales price of the Stock on the national securities exchange having the greatest volume of trading in the Stock during the five (5) trading days preceding such date; (ii) if the Stock is not traded on any national securities exchange, the average of the closing bid prices of the Stock on the over-the-counter market for the five (5) trading days preceding the date such value is to be determined; or (iii) if the Stock is not traded on a national securities exchange or an over-the-counter market, the fair market value as determined in good faith by the Board based on such relevant facts as may be available, including, without limitation, the price at which recent sales of Stock have been made, the book value of the Stock and the Company's current and future earnings.

     1.16 "Option" shall mean the right and option to purchase Stock, whether through a Discretionary Grant or an Eligible Director Grant, pursuant to the provisions of Article V hereof. All Options under the Plan are non-qualified stock options.

     1.17 "Optionee" shall mean a person to whom an Option has been granted hereunder or his or her permitted assign.

     1.18 "Plan" shall mean the OrthAlliance, Inc. 1997 Director Stock Option Plan, the terms of which are set forth herein.

     1.19 "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as the same may be in effect or set forth from time to time.

     1.20 "Stock" shall mean the Class A Common Stock, $.001 par value per share, of the Company, subject to the antidilution provisions of Section 4.2 of this Plan.

     1.21 "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, in substantially the form attached hereto.

                                   ARTICLE II
                                    THE PLAN

     2.1 Name. This Plan shall be known as the "1997 Director Stock Option
Plan."

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its subsidiaries and its stockholders by affording the Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Plan is to (i) attract able persons to serve as Eligible Directors of the Company and (ii) promote the growth and profitability of the Company and its subsidiaries by providing Optionees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

     2.3 Effective Date. The effective date of this Plan is May 13, 1997, subject to stockholder approval of the Plan on or before the next annual meeting of the Company's stockholders.

     2.4 Participants. All Eligible Directors of the Company shall participate in the Plan.


                                   ARTICLE III
                                 ADMINISTRATION

     3.1 Plan Administration.

          (a) With respect to the Eligible Director Grants only, this Plan shall be self-governing and provides for automatic grants of the Eligible Director Grants in accordance with the provisions of Article V hereof. With respect to the Eligible Director Grants only, this Plan is intended to be a "formula plan" within the meaning of Note 3 to Rule 16b-3 and the Board shall have no discretion as to (i) the selection of persons to whom Eligible Director Grant Options are to be granted, (ii) the timing of such Eligible Director Grants,
(iii) the number of shares subject to any Option, (iv) the Exercise Price of any Option, (v) the period(s) during which any Option may be exercised or (vi) the expiration date of any option that is an Eligible Director Grant. With respect to all Discretionary Grants, this Plan shall be administered by the Committee of the Board of Directors.

          (b) With respect to all Discretionary Grants, the Committee may make discretionary grants to any Eligible Director. Subject to the provisions of and in accordance with the Plan, with respect to Discretionary Grants, the Committee will have the power to (i) grant options, (ii) determine those directors to whom options will be granted, (iii) interpret the Director Plan, (iv) promulgate rules and regulations relating to the Director Plan, and (v) make all other determinations and take all other actions necessary or desirable for the administration of the Director Plan. Decisions of the Committee regarding interpretation and administration of the Director Plan are binding upon all interested persons.

     3.2 Interpretation; Rules. Subject to Sections 3.1 and 7.1 and the other provisions of the Plan, the Board shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, amending or altering the Plan as may be required to comply with or to conform to any federal, state or local laws or regulations.

     3.3 No Liability. No Director shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                   ARTICLE IV
                         SHARES OF STOCK SUBJECT TO PLAN

     4.1 Limitations. Subject to adjustment pursuant to the antidilution provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be Five Hundred Thousand (500,000). Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options hereunder.

     4.2 Antidilution.

          (a) If (i) the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger (excluding mergers of orthodontic practices with and into the Company), consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (excluding the conversion of the Company's Class B Common Stock into shares of Stock as set forth in the Company's Amended and Restated Certificate of Incorporation), (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or
(iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

               (A) the aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted appropriately by the Board; and

               (B) the rights of Optionees (concerning the number of shares of Stock subject to Options and the Exercise Price) under outstanding Options shall be adjusted appropriately by the Board.

          (b) If not provided in a Stock Option Agreement to the contrary, if a Change in Control occurs, the Board, in its discretion, may provide:

               (i) notwithstanding other provisions hereof, that all Options granted under this Plan shall become exercisable immediately, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, and that all such Options shall terminate ninety (90) days after the Board gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 90-day period; or

               (ii) notice to all Optionees that all Options granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

          (c) If the Company is to be liquidated or dissolved in connection with a Change in Control, the provisions of Section 4.2(b) shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders; provided, however, that, notwithstanding any other provisions hereof, the Board may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

          (d) The adjustments described in paragraphs (a) through (c) of this
Section 4.2, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article IV shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                    ARTICLE V
                                     OPTIONS

     5.1 Types of Options Granted. All Options granted under this Plan shall be non-qualified stock options (i.e., stock options which do not qualify as incentive stock options under Sections 422 and 423 of the Code).

     5.2 Eligible Director Grants. Automatic grants of Options shall be made as follows:

          (a) An initial grant of an Option to purchase 10,000 shares of Stock shall be made to each Eligible Director, on the date he or she is initially elected or appointed to the Board as an Eligible Director, pro-rated to the date of the next annual meeting of the stockholders if appointed mid-term, provided however, the Chairman of the Board shall receive an initial grant of an Option to purchase 20,000 shares of Stock in lieu of such options to purchase 10,000 shares of Stock made to each Eligible Director; and

          (b) An annual grant of an Option to purchase 10,000 shares of Stock shall be made on the date of the annual meeting of the Company's stockholders to each Eligible Director, other than the Chairman of the Board, who continues as such following such annual meeting. To the Chairman of the Board, an annual grant of an Option to purchase 20,000 shares of Stock shall be made on the date of the annual meeting of the Company's stockholders provided he continues to serve as Chairman of the Board following such annual meeting.

     5.3 Discretionary Grants. With respect to Discretionary Grants, this Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering Discretionary Grants under this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of this Plan. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those persons to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give an Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement or to waive any provision thereof, provided that the Optionee consents to such action.

     5.4 Exercise Price of Eligible Director Grants. The Exercise Price of the Stock subject to each Option granted as an Eligible Director Grant shall be equal to: (i) for initial grants, 100% of the Fair Market Value of the Company's Stock on the date of the Eligible Director's election or appointment as a Director or the initial public offering price for options granted before the effective date of the Company's initial offering of shares of Stock; and (ii) for annual grants, 100% of the Fair Market Value of the Company's Stock on the date of the annual meeting of stockholders relating thereto.

     5.5 Exercise Price of Discretionary Grants. The Exercise Price of the Stock subject to each Option granted as a Discretionary Grant shall not be less than the Fair Market Value of the Stock as of the date such Option is granted.

     5.6 Exercise Period of Eligible Director Grants. Each Eligible Director Option shall vest and become exercisable on the first anniversary of the grant date of the Option and shall terminate and cease to be exercisable after the expiration of ten (10) years from the grant date of the Option (the "Exercise Period"). No Option shall be exercisable prior to the expiration of six (6) months from the grant date of such Option, other than in the case of the death or Disability of the Optionee.

     5.7 Exercise Period for Discretionary Grants. The period for the exercise of each Discretionary Grant Option granted hereunder shall be determined by the Committee, but shall not be exercisable after the expiration of ten (10) years from the date of grant (or modification) of the Option. In addition, no Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six (6) months from the date such Option is granted, other than in the case of the death or Disability of the Optionee.

     5.8 Stock Option Agreement; Copy of Plan. Each Option granted hereunder shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee in substantially the form attached hereto. The terms of the Option, including the Exercise Period and Exercise Price, shall be stated in the Stock Option Agreement. Every Optionee shall be given a copy of the Plan.

     5.9 Termination of Service; Death or Disability. In the event an Optionee ceases to be a Director by reason of his or her death or Disability, the Optionee or the Optionee's, heirs, administrators, executors or personal representatives may exercise the Optionee's Options, to the extent such Options are vested and purchasable on the date of such death or Disability, at any time prior to the earlier of (i) the last day of the one year period following the Optionee's death or the beginning of the Optionee's Disability or (ii) the expiration of the Optionee's Options.

     5.10 Termination of Service; Other. In the event an Optionee ceases to be a Director for any reason other than his or her death or Disability, the Optionee (or his or her personal representative) may exercise his or her Options, to the extent such Options are vested and purchasable on the date of termination, at any time prior to the earlier of (i) the last day of the one year period following the date the Optionee ceases to be a Director or (ii) the expiration of the Optionee's Options.

     5.11 Option Exercise.

          (a) An Option may be exercised at any time or from time to time during the Exercise Period as to any or all full shares which are subject to the Option, but not at any time as to less than one hundred (100) shares unless the remaining vested shares purchasable under the Option are less than one hundred
(100) shares.

          (b) An Option shall be exercised by (i) delivery to the Company at its principal office of a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 5.11(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

          (c) The Exercise Price is to be paid in full in cash by a certified or cashier's check payable to the Company upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made. In lieu of cash, (i) all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); or (ii) full payment may be effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price (plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase) and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid.

          (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

          (f) Notwithstanding anything to the contrary herein or in a Stock Option Agreement, a given Option shall not be exercisable to the extent the exercise thereof would cause the Company to be a reporting company under the Exchange Act.

     5.12 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     5.13 Service Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue as a Director of the Company, or shall interfere in any way with the right of the stockholders of the Company to terminate such person's service as a Director at any time.


                                   ARTICLE VI
                               STOCK CERTIFICATES

     6.1 Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

          (a) The authorization to list such shares on all stock exchanges or over-the-counter markets on which the Stock is then listed or quoted;

          (b) The completion of any registration or other qualification of such shares which the Board shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Board shall determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     6.2 Legends. Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE VII
                        TERMINATION AND AMENDMENT OF PLAN


     7.1 Termination and Amendment. The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided always that no such termination shall terminate any outstanding Options granted under the Plan and provided further that no amendment to the Plan shall (i) be made without stockholder approval if stockholder approval of the amendment is at the time required for Options under the Plan to qualify for the exemption from Section 16 of the Exchange Act provided by Rule 16b-3, or any successor rule, or by the rules of any stock exchange or over-the-counter market on which the Stock may then be listed, or (ii) otherwise amend the Plan in any manner that would cause Options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor rule. No amendment or termination of the Plan shall, without the written consent of the holder of an outstanding Option awarded under the Plan, adversely affect the rights of such Optionee with respect thereto.

     Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Stock Option Agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange
Act). Any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options granted under the Plan notwithstanding any contrary provisions contained in any Stock Option Agreement. In the event of any such amendment of the Plan, the holder of any Option shall, upon request by the Board and as a condition to the exercisability of such Option, execute a conforming amendment in a form prescribed by the Board to his or her Stock Option Agreement within such reasonable time as the Board shall specify in such request.


                                  ARTICLE VIII
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its subsidiaries.


                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

     9.2 Singular; Plural; Gender. Whenever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender and vice versa.

     9.3 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference and do not constitute part of the Plan.

     9.4 Interpretation. All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.

     9.5 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles.





                                 *   *   *   *

                                                             OrthAlliance, Inc.
                                                       1997 Director Stock Plan
                                                 Form of Stock Option Agreement



                               ORTHALLIANCE, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this _____ day of ________________, 1997 by and between OrthAlliance, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

     WHEREAS, on May 13, 1997, the Board of Directors of the Company adopted a stock option plan known as the "OrthAlliance, Inc. 1997 Director Stock Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

     WHEREAS, on August 11, 1997, the stockholder of the Company approved the Plan; and

     WHEREAS, Optionee has been granted an Option (as defined below) to purchase _________________________ shares of the Company's Class A Common Stock, par value $.001 per share (the "Stock") and the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan.

     NOW, THEREFORE, as an incentive to serve as an Eligible Director of the Company and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given such terms in the Plan.

     2. Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of ____________________________ shares of Stock. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan.

     3. Vesting Date. The Option shall vest and become exercisable in accordance with Schedule A.

     4. Expiration Date. The Option shall expire and shall cease to be exercisable on the date set forth on Schedule A. In the event this Option is not exercised with respect to all or any part of the shares of Stock subject to this Option prior to its expiration, the shares with respect to which this Option has not been exercised shall no longer be subject to this Option.

     5. Exercise Price. The price per share to be paid by the Optionee for the shares of stock subject to this Option (the "Exercise Price") shall be determined in accordance with the Plan and specified on Schedule A.

     6. Restrictions on Transferability. No Option shall be transferable by Optionee other than by will or the laws of descent and distribution. During the lifetime of Optionee, Options shall be exercisable only by Optionee (or by Optionee's guardian or legal representative, should one be appointed).

     7. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15(c) hereof to the attention of the President, Vice President, General Counsel or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 13 hereof, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, or (iv) payment through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price (plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such exercise) and written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     8. Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

     9. Service as a Director. Nothing in this Stock Option Agreement shall confer upon the Optionee any right with respect to continuance of service as a Director of the Company, or shall interfere in any way with the right of the stockholders of the Company to terminate such person's service as a Director at any time.

     10. Termination of Service as a Director. In the event of the termination of the Optionee's service as a Director for any reason other than his or her death or Disability, the Optionee (or his or her personal representative) may exercise this Option, to the extent such Option is vested and purchasable on the date of termination, at any time prior to the earlier of (i) the last day of the one year period following the date the Optionee ceases to be a Director or (ii) the expiration of the Optionee's Option.

     11. Disabled Optionee. In the event of termination of service as a Director of the Company because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her legal representative) may exercise this Option, to the extent such Option is vested and purchasable on the date of termination, at any time prior to the earlier of (a) the last day of the one year period following the beginning of the Optionee's Disability or (b) the expiration date of this Option.

     12. Death of Optionee. In the event of the Optionee's death, the Optionee's administrators, executors or personal representatives or persons to whom all or a portion of this Option is transferred in accordance with Section 6 hereof may exercise this Option at any time prior to the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was a Director of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were vested and purchasable hereunder at the date of death. If the Optionee's service as a Director of the Company terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were vested and purchasable hereunder at the date of such termination.

     13. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 13.

     14. Investment Representation of Optionee.

          (a) Optionee represents to the Company the following: (i) that Optionee has read and understands the terms and provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan; and (ii) Optionee understands that, unless at the time of exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.

          (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

          (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.

     15. Miscellaneous.

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

          (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

              Company:       OrthAlliance, Inc.
                             21535 Hawthorne Blvd., Suite 200
                             Torrance, California 90503
                             Attention:  Senior Vice President, General Counsel

              Optionee:      __________________________________________________

                             __________________________________________________

                             __________________________________________________


          (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

          (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

          (g) The headings of Articles and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the Optionee has executed this Agreement, all as of the day and year first above written.



ORTHALLIANCE, INC.

By: __________________________________

Title: _______________________________


OPTIONEE:

______________________________________

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]


                            Dated [Date of Agreement]


1. Number of Shares Subject to Option: _________________ shares of Stock.

2. Option Exercise Price: $ ________ per share.

3. Grant Date: ___________________________________

4. Option Vesting Schedule:

     Options are exercisable with respect to the number of shares of Stock indicated below on or after the dated indicated next to the number of shares:

                 No. of Shares                 Vesting Date
                 -------------                 ------------




5. Option Expiration Date:

     The Option shall expire and shall cease to be exercisable on _____________ __________________, subject to any earlier termination of this Option that may be set forth in the Plan or in this Agreement.

6. Change in Control.

     Notwithstanding the vesting schedule and option expiration date set forth above, upon a Change in Control, as defined in the Plan, all Options granted hereunder shall become exercisable immediately upon the occurrence of such Change in Control for a period of ninety (90) days after written notice to Optionee of the right to such Options. Any Options not exercised within such ninety (90) day period shall terminate after the expiration of such period.

                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]


                            Dated [Date of Agreement]


                               NOTICE OF EXERCISE


     The undersigned hereby notifies OrthAlliance, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ___________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 5 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 8 of the Agreement), and/or (3) evidence of a cashless exercise as set forth in Section 7 of the Agreement.

     The undersigned is a resident of the State of ___________________________.

     IN WITNESS WHEREOF, the undersigned has set his/her hand this ________ day of ____________________, ______.

                                      OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                                      EXECUTOR OR PERSONAL REPRESENTATIVE]


                                      _________________________________________
                                      Name:
                                      Position (if other than Optionee):